UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2016

KEURIG GREEN MOUNTAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12340	03-0339228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane
Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), was held on February 24, 2016 in Waterbury, Vermont (the “Special Meeting”). A total of 112,739,865 shares of the Company’s common stock, out of a total of 149,217,523 shares of common stock issued and outstanding and entitled to vote as of January 11, 2016 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated January 12, 2016 and first mailed to the Company’s stockholders on or about January 14, 2016, is set forth below:

Approval of the Merger and the Other Transactions Contemplated by the Merger Agreement

As previously reported, on December 6, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Acorn”), Maple Holdings Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acorn (“Sub”), and, solely for purposes of Article IX of the Merger Agreement, JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands.  Subject to the terms and conditions of the Merger Agreement, Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Acorn.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 68.72% of the outstanding shares of the Company voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
102,536,858	9,520,275	682,732

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Approximately 83.10% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Votes Abstained
93,686,848	17,782,597	1,270,242

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.  Other Events.

On February 24, 2016, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Keurig Green Mountain, Inc., dated February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

February 24, 2016	By:	/s/ Michael J. Degnan
	Name:	Michael J. Degnan
	Title:	Chief Legal Officer, Corporate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Keurig Green Mountain, Inc., dated February 24, 2016.